Exhibit 99.1

Wayfair Announces Second Quarter 2021 Results
Q2 Net Revenue of $3.9 billion
31.1 million Active Customers, up 20% Year over Year

BOSTON, MA — August 5, 2021 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its second quarter ended June 30, 2021.
Second Quarter 2021 Financial Highlights
•Total net revenue of $3.9 billion decreased $0.4 billion, down 10.4% year over year
•U.S. net revenue of $3.1 billion decreased $0.6 billion, down 15.2% year over year
•International net revenue of $0.8 billion increased $0.1 billion, up 16.3% year over year. International Net Revenue Constant Currency Growth was 3.2%
•Gross profit was $1.1 billion or 29.2% of total net revenue
•Net income was $130.4 million and Non-GAAP Adjusted EBITDA was $310.8 million
•Diluted earnings per share was $1.14
•Non-GAAP Adjusted Diluted Earnings per Share was $1.89
•Net cash from operating activities was $275.4 million and Non-GAAP Free Cash Flow was $206.9 million
•Cash, cash equivalents and short-term investments totaled $2.6 billion
“Wayfair delivered $3.9 billion in net revenue in Q2 — well above pre-pandemic run-rates, even as we began to lap the early heights of COVID-related lockdowns in 2020. While the current macro environment is dynamic, the home remains a high priority for our customers and longer term tailwinds to online category growth are firmly in place,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “Meaningful adjusted EBITDA and free cash flow in Q2 also reflect strong returns from many years of thoughtful investments behind each facet of our platform model. Even as we navigate any near-term volatility, we remain most focused on the long-term and further reinforcing Wayfair's position as the category leader for home with both customers and suppliers alike.”

Other Second Quarter Highlights
•The number of active customers reached 31.1 million as of June 30, 2021, an increase of 19.6% year over year
•LTM net revenue per active customer was $478 as of June 30, 2021, an increase of 8.6% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.96 for the second quarter of 2021, compared to 1.89 for the second quarter of 2020
•Repeat customers placed 75.6% of total orders in the second quarter of 2021, compared to 67.4% in the second quarter of 2020
•Repeat customers placed 10.5 million orders in the second quarter of 2021, a decrease of 17.6% year over year
•Orders delivered in the second quarter of 2021 were 13.9 million, a decrease of 26.5% year over year
•Average order value was $278 for the second quarter of 2021, compared to $227 for the second quarter of 2020
•In the second quarter of 2021, 59.4% of total orders delivered were placed via a mobile device, compared to 60.6% in the second quarter of 2020
Key Financial and Operating Metrics

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,857,626	$4,304,672	$7,335,144	$6,634,735
Gross profit	$1,128,060	$1,321,030	$2,131,087	$1,900,153
Income from operations	$145,207	$299,998	$171,549	$37,930
Net income (loss)	$130,428	$273,877	$148,662	$(11,988)
Earnings (loss) per share:
Basic	$1.26	$2.89	$1.44	$(0.13)
Diluted	$1.14	$2.54	$1.33	$(0.13)
Net cash from operating activities	$275,439	$1,135,251	$452,035	$878,961
Key Operating Metrics:
Active customers	31,067	25,979	31,067	25,979
LTM net revenue per active customer	$478	$440	$478	$440
Orders delivered	13,885	18,892	28,581	28,768
Average order value	$278	$227	$257	$230
Non-GAAP Financial Measures:
Adjusted EBITDA	$310,840	$439,813	$516,607	$312,536
Free Cash Flow	$206,937	$1,053,602	$318,127	$698,979
Adjusted Diluted Earnings per Share	$1.89	$3.13	$2.89	$1.33
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2021 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/39M9PMA and entering the conference ID number 2282245. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/2TkLGYF and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.

About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair - Everything home for every budget.
•Joss & Main - Stylish designs to discover daily.
•AllModern - The best of modern, priced for real life.
•Birch Lane - Classic home. Comfortable cost.
•Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $14.8 billion in net revenue for the twelve months ended June 30, 2021. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 16,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, e-commerce adoption trends, developments in our technology and systems, increased shipping costs, our future real estate plans, and anticipated results of those developments and the impact of the novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2021	December 31, 2020
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$2,078,451	$2,129,440
Short-term investments	523,390	461,698
Accounts receivable, net	129,410	110,299
Inventories	59,914	52,152
Prepaid expenses and other current assets	342,695	292,213
Total current assets	3,133,860	3,045,802
Operating lease right-of-use assets	842,670	808,375
Property and equipment, net	663,987	684,306
Other non-current assets	40,707	31,446
Total assets	$4,681,224	$4,569,929
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,262,395	$1,156,624
Other current liabilities	963,235	1,008,970
Total current liabilities	2,225,630	2,165,594
Long-term debt	3,047,983	2,659,243
Operating lease liabilities	899,431	869,958
Other non-current liabilities	50,058	67,031
Total liabilities	6,223,102	5,761,826
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2021 and December 31, 2020	—	—
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, 77,013,108 and 72,980,490 shares issued and outstanding at June 30, 2021 and December 31, 2020	77	73
Class B common stock, par value $0.001 per share: 164,000,000 shares authorized, 26,563,837 and 26,564,234 shares issued and outstanding at June 30, 2021 and December 31, 2020	27	27
Additional paid-in capital	131,706	698,482
Accumulated deficit	(1,669,009)	(1,885,950)
Accumulated other comprehensive loss	(4,679)	(4,529)
Total stockholders’ deficit	(1,541,878)	(1,191,897)
Total liabilities and stockholders’ deficit	$4,681,224	$4,569,929

Note: Wayfair adopted a new accounting standards update for debt effective January 1, 2021. The adoption of this standards update had no effect on prior periods.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Net revenue	$3,857,626	$4,304,672	$7,335,144	$6,634,735
Cost of goods sold (1)	2,729,566	2,983,642	5,204,057	4,734,582
Gross profit	1,128,060	1,321,030	2,131,087	1,900,153
Operating expenses:
Customer service and merchant fees (1)	144,630	143,773	291,871	233,236
Advertising	351,775	417,777	717,638	693,537
Selling, operations, technology, general and administrative (1)	486,448	459,482	937,817	935,450
Customer service center impairment and other charges	—	—	12,212	—
Total operating expenses	982,853	1,021,032	1,959,538	1,862,223
Income from operations	145,207	299,998	171,549	37,930
Interest expense, net	(8,402)	(28,939)	(15,214)	(51,157)
Other (expense) income, net	(2,248)	3,110	(5,546)	2,864
Income (loss) before income taxes	134,557	274,169	150,789	(10,363)
Provision for income taxes, net	4,129	292	2,127	1,625
Net income (loss)	$130,428	$273,877	$148,662	$(11,988)
Earnings (loss) per share:
Basic	$1.26	$2.89	$1.44	$(0.13)
Diluted (2)	$1.14	$2.54	$1.33	$(0.13)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	103,829	94,834	103,337	94,461
Diluted	122,092	119,932	118,640	94,461

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$3,086	$2,353	$6,091	$4,081
Customer service and merchant fees	6,201	4,313	12,095	6,432
Selling, operations, technology, general and administrative	78,421	64,035	156,423	124,180
	$87,708	$70,701	$174,609	$134,693

(2) Wayfair adopted a new accounting standards update for debt effective January 1, 2021. If Wayfair had not adopted the standard January 1, 2021, Wayfair's diluted earnings per share would have been $0.95 and $0.66 for the three and six months ended June 30, 2021.

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$148,662	$(11,988)
Adjustments used to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	158,237	135,957
Equity-based compensation	153,883	127,081
Amortization of discount and issuance costs on convertible notes	3,969	46,488
Loss on impairment	12,212	—
Other non-cash adjustments	498	(531)
Changes in operating assets and liabilities:
Accounts receivable, net	(19,659)	(24,693)
Inventories	(7,458)	18,828
Prepaid expenses and other current assets	(51,782)	(114,296)
Other assets	(4,010)	938
Accounts payable and other current liabilities	56,707	677,536
Other liabilities	776	23,641
Cash flows from operating activities	452,035	878,961

Cash flows from investing activities:
Purchase of short- and long-term investments	(612,627)	—
Sale and maturities of short- and long-term investments	550,131	368,310
Purchase of property and equipment	(49,072)	(104,810)
Site and software development costs	(84,836)	(75,172)
Other investing activities, net	—	(124)
Net cash (for) from investing activities	(196,404)	188,204

Cash flows from financing activities:
Repurchase of common stock	(300,208)	—
Proceeds from borrowings	—	200,000
Repayment of borrowings	—	(200,000)
Proceeds from issuance of convertible notes, net of issuance costs	—	527,423
Other financing activities, net	56	220
Net cash (for) from financing activities	(300,152)	527,643
Effect of exchange rate changes on cash and cash equivalents	(6,468)	3,910
Net (decrease) increase in cash and cash equivalents	(50,989)	1,598,718

Cash and cash equivalents:
Beginning of period	2,129,440	582,753
End of period	$2,078,451	$2,181,471

Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted Diluted Earnings per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest expense, net, other (expense) income, net, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA in this earnings release because it is a key measure used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted Diluted Earnings per Share is a non-GAAP financial measure that is calculated as net income (loss) plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings (loss) per share. We believe that these adjustments to our adjusted diluted net income before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash from or for operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
U.S. net revenue	$3,098,157	$3,651,704	$5,918,843	$5,626,687
International net revenue	759,469	652,968	1,416,301	1,008,048
Total net revenue	$3,857,626	$4,304,672	$7,335,144	$6,634,735
The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Adjusted EBITDA
Net income (loss)	$130,428	$273,877	$148,662	$(11,988)
Depreciation and amortization	77,925	69,114	158,237	135,957
Equity-based compensation and related taxes	87,708	70,701	174,609	134,693
Interest expense, net	8,402	28,939	15,214	51,157
Other expense (income), net	2,248	(3,110)	5,546	(2,864)
Provision for income taxes, net	4,129	292	2,127	1,625
Other (1)	—	—	12,212	3,956
Adjusted EBITDA	$310,840	$439,813	$516,607	$312,536
(1) In the six months ended June 30, 2021, we recorded $12.2 million of customer service center impairment and other charges related to our plan to consolidate customer service centers. During the six months ended June 30, 2020, we recorded $4.0 million in selling, operations, technology, general and administrative expenses for severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income (loss) to Adjusted EBITDA is presented in the preceding table:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands)
Segment Adjusted EBITDA
U.S.	$322,561	$434,574	$549,796	$389,479
International	(11,721)	5,239	(33,189)	(76,943)
Adjusted EBITDA	$310,840	$439,813	$516,607	$312,536

A reconciliation of the numerator and denominator for diluted earnings (loss) per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings per Share, in order to calculate Adjusted Diluted Earnings per Share is as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Numerator:
Net income (loss)	$130,428	$273,877	$148,662	$(11,988)
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	8,485	30,195	8,986	—
Numerator for diluted EPS - net income (loss) available to common stockholders after the effect of dilutive securities	138,913	304,072	157,648	(11,988)
Adjustments to net income (loss):
Interest expense associated with convertible debt instruments	—	—	6,438	—
Equity-based compensation and related taxes	87,708	70,701	174,609	134,693
Provision for income taxes, net	4,129	292	2,127	1,625
Other	—	—	12,212	3,956
Numerator for Adjusted Diluted EPS - Adjusted net income	$230,750	$375,065	$353,034	$128,286
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	103,829	94,834	103,337	94,461
Effect of dilutive securities:
Employee stock options	4	31	9	—
Restricted stock units	2,722	2,788	3,001	—
Convertible debt instruments	15,537	22,279	12,293	—
Dilutive potential common shares	18,263	25,098	15,303	—
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	122,092	119,932	118,640	94,461
Adjustments to effect of dilutive securities:
Employee stock options	—	—	—	36
Restricted stock units	—	—	—	2,078
Convertible debt instruments	—	—	3,639	—
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	122,092	119,932	122,279	96,575
Diluted Earnings (Loss) per Share	$1.14	$2.54	$1.33	$(0.13)
Adjusted Diluted Earnings per Share	$1.89	$3.13	$2.89	$1.33

The following table presents a reconciliation of net cash from or for operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands)
Cash flows from operating activities	$275,439	$1,135,251	$452,035	$878,961
Purchase of property and equipment	(24,624)	(44,846)	(49,072)	(104,810)
Site and software development costs	(43,878)	(36,803)	(84,836)	(75,172)
Free Cash Flow	$206,937	$1,053,602	$318,127	$698,979